Exhibit 23.1

October 10, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Legacy Wine & Spirits International Ltd. (formerly Legacy Mining Ltd.) (the “Company”) on Form S-8 of our report dated April 11, 2008, on the financial statements of the Company for the year ended December 31, 2007, which report is included in the Company’s annual report on Form 10-KSB, as filed with the Securities and Exchange Commission on April 14, 2008.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC

Las Vegas, Nevada